UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 8, 2005

Fairchild Semiconductor International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15181	043363001
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

82 Running Hill Road, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	207-775-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 8, 2005 our wholly owned subsidiary Fairchild Semiconductor Corporation (the "Company") entered into amendments to its employment agreements with Kirk P. Pond, Chairman, President and Chief Executive Officer; Joseph R. Martin, Vice Chairman and Senior Executive Vice President; and Daniel E. Boxer, Senior Executive Vice President and Corporate Secretary. Under each of the amendments, the executive's employment term has been extended from the prior expiration date of March 11, 2005 to June 15, 2005, plus or minus 60 days from that date as determined by the executive and our board of directors, consistent with the Company's succession plan. The amendments also include certain amendments to comply with the American Jobs Creation Act of 2004. Each of the agreements is attached as an exhibit to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

c) Exhibits

10.01 Amendment No. 2 to Employment Agreement, dated as of February 8, 2005, between Fairchild Semiconductor Corporation and Kirk P. Pond.
10.02 Amendment to Employment Agreement, dated as of February 8, 2005, between Fairchild Semiconductor Corporation and Joseph R. Martin.
10.03 Amendment to Employment Agreement, dated as of February 8, 2005, between Fairchild Semiconductor Corporation and Daniel E. Boxer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairchild Semiconductor International, Inc.

February 8, 2005	By:	Paul D. Delva

Name: Paul D. Delva
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.01	Amendment No. 2 to Employment Agreement, dated as of February 8, 2005, between Fairchild Semiconductor Corporation and Kirk P. Pond.
10.02	Amendment to Employment Agreement, dated as of February 8, 2005, between Fairchild Semiconductor Corporation and Joseph R. Martin.
10.03	Amendment to Employment Agreement, dated as of February 8, 2005, between Fairchild Semiconductor Corporation and Daniel E. Boxer.